Exhibit 10(b)
Execution Copy
AMENDMENT NO. 17
TO
RECEIVABLES PURCHASE AGREEMENT
     THIS AMENDMENT NO. 17 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of September 3, 2009, is entered into among CONSUMERS RECEIVABLES FUNDING II, LLC (“Seller”), CONSUMERS ENERGY COMPANY, in its capacity as Servicer (in such capacity, the “Servicer”), FALCON ASSET SECURITIZATION COMPANY LLC (“Falcon”), and JPMORGAN CHASE BANK, N.A. (as successor by merger to Bank One, NA (Main Office Chicago)) (“JPMorgan”), as a Financial Institution and as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Purchase Agreement” referred to below.
PRELIMINARY STATEMENTS
          A. Reference is made to that certain Receivables Purchase Agreement dated as of May 22, 2003 among Seller, Servicer, Falcon, JPMorgan and the Administrative Agent (as amended prior to the date hereof and as the same may be further amended, restated, supplemented or modified from time to time, the “Purchase Agreement”).
          B. The parties hereto have agreed to amend certain provisions of the Purchase Agreement upon the terms and conditions set forth herein.
     SECTION 1. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Purchase Agreement as follows:
          (a) Section 7.1(u) of the Purchase Agreement is deleted and replaced with the following:
          (u) Certification of Receivables Classification. In connection with the delivery of each Monthly Report, the Servicer shall certify to the Administrative Agent that it has made diligent inquiry and that the accounts receivable included in the such report as Receivables are identified on the books and records of the Originator and the Seller with the account code “Account 1460000 Customer Receivables”.
          (b) Section 9.1(f) of the Purchase Agreement is amended to delete clause (iii) and replace it with the following:
          (iii) the average of the Past Due Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed (A) 13.0% for any Accrual Period occurring in May through October of any calendar year, (B) 11.0% for any Accrual Period occurring in November of any calendar year or (C) 10.0% for any Accrual Period occurring in December through April of any calendar year

          (c) Exhibit I to the Purchase Agreement is hereby amended to delete the definitions “Concentration Limit”, “Dilution Ratio”, “Net Receivables Balance” and “Receivable” and replace them with the following:
               “Concentration Limit” means, at any time, for any Obligor, 2% of the Outstanding Balance of all Eligible Receivables, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Administrative Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Conduit or the Required Financial Institutions may, upon not less than three Business Days’ notice to Seller, cancel any Special Concentration Limit.
          “Dilution Ratio” means, for any Accrual Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables generated by the Originator during such Accrual Period.
          “Net Receivables Balance ” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, minus the sum (without duplication) of (i) the greater of (a) $8,000,000 and (b) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) the Excess Unbilled Receivables Amount at such time, (iii) the aggregate Outstanding Balance of Unapplied Cash and Credits at such time, (iv) the Customer Deposits as such time, (v) the Unbilled Receivables Offset Amount at such time, (vi) the Excess Government Receivables Amount at such time and (vii) the Excess Non-Energy Receivables Amount at such time.
          “Receivable” means all indebtedness and other obligations owed to Seller, CRFI or Originator (at the time it arises, and before giving effect to any transfer or conveyance under the applicable Sale Agreement or hereunder) or in which Seller, CRF I or Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, electricity or gas or the rendering of services by Originator, and which is identified on the books and records of the Originator or the Seller (including its accounting system) with the account code “Account 1460000 Customer Receivables”, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, Seller, CRF I or Originator treats such indebtedness, rights or obligations as a separate payment obligation. Notwithstanding the foregoing, “Receivable” does not include (i) Transferred Securitization Property or (ii) the books and records relating solely to the Transferred. Securitization Property; provided that the determination of what constitutes collections of the Securitization Charges in respect of Transferred Securitization Property shall be made in accordance with the allocation methodology specified in Annex 2 to the Servicing Agreement.
     SECTION 2. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to each of the other parties hereto, as to itself that:
          (a) it has all necessary corporate or company power and authority to execute and deliver this Amendment and to perform its obligations under the Purchase Agreement as amended hereby, the execution and delivery of this Amendment and the performance of its obligations under the Purchase Agreement as amended hereby has been duly authorized by all necessary corporate or company action on its part and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and
          (b) on the date hereof, before and after giving effect to this Amendment, (i) other than as waived pursuant to this Amendment, no Amortization Event or Potential Amortization Event has occurred and is continuing and (ii) the aggregate Purchaser Interests do not exceed the Applicable Maximum Purchaser Interest.
     SECTION 3. Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Administrative Agent or its counsel has received four (4) counterpart signature pages to this Amendment executed by each of the parties hereto.
     SECTION 4. Reference to and Effect on the Transaction Documents.
          (a) Upon the effectiveness of this Amendment, (i) each reference in the Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereunder”, “hereof, “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended or otherwise modified hereby, and (ii) each reference to the Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Purchase Agreement as amended or otherwise modified hereby.
          (b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Purchaser under the Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

     SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic format shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     SECTION 8. Fees and Expenses. Seller hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent or Purchasers in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent or Purchasers with respect thereto.
[Remainder of Page Deliberately Left Blank]
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

CONSUMERS RECEIVABLES FUNDING II, LLC
By:	/s/ Laura L. Mountcastle
	Name:	Laura L. Mountcastle
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

CONSUMERS ENERGY COMPANY, as Servicer
By:	/s/ Laura L. Mountcastle
	Name:	Laura L. Mountcastle
	Title:	Vice President and Treasurer

Signature Page to Amendment No. 17

FALCON ASSET SECURITIZATION COMPANY LLC JPMorgan Chase Bank, N.A., its attorney-in-fact
By:	/ / Patrick Menichillo
	Name:	Patrick Menichillo
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Financial Institution and Administrative
By:	/s/ Patrick Menichillo
	Name:	Patrick Menichillo
	Title:	Vice President

Signature Page to Amendment No. 17